UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2018

American Resources Corporation

(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9002 Technology Lane	46038
(Address of principal executive offices)	(Zip Code)

 (317) 855-9926
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fi ling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

In this Current Report on Form 8-K, “Company,” “our company,” “us,” and “our” refer to American Resources Corporation, unless the context requires otherwise.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 15, 2018, the following individuals were appointed as new Independent Directors for our Company:

Item 5.02 (d) New Directors

Directors:

Randal Stephenson – Independent Director

Randal Stephenson, age 58, brings over 25 years of experience and relationships in the finance, private equity, and investment banking sector to advise and assist American Resources as the company continues its path of growth. He is co-founder and CEO of a boutique FINRA-licensed broker dealer focused in the natural resources industry and has started and expanded several successful investment banking platforms at Merrill Lynch, Jefferies, CIT Group and Duff & Phelps. He has worldwide relationships with corporations, financial sponsors, entrepreneurs and governments and has closed over 200 transactions valued in excess of $40 billion. Mr. Stephenson graduated with a Bachelor of Arts degree from the University of Michigan, Ann Arbor and has a Master of Business Administration degree from Harvard University and his Juris Doctorate (with honors) from Boston College Law School. The Board nominated Randal to serve as a director because of his leadership experience and leadership in the finance industry and assisting companies with capital raising.

On November 15, 2018, effective immediately, the Board appointed Mr. Stephenson to Chairman of the Audit Committee and member of the Compensation Committee, having previously determined that he satisfies all applicable requirements to serve on such Committees.

Ian Sadler – Independent Director

Ian Sadler, Age 67, brings decades of direct leadership and experience in the steel industry and has demonstrated expertise in successfully leading rapidly-growing companies, optimizing operational efficiencies and performance enhancements to advise American Resources with its operations as it continues to grow. Prior to retirement, Mr. Sadler was the President and CEO of Miller Centrifugal Casting International in Cecil, PA. He has a history of leadership with the Pennsylvania Foundry Group, Shenango LLC, Johnstown Corporation, Blaw-Knox Corp., and National Roll Company. Mr. Sadler received his Bachelor’s Degree, with First Class Honors, and Master’s Degree in Metallurgy from Cambridge University and was a prior President of the American Institute of Mining, Metallurgical, and Petroleum Engineers (AIME) and previously served as President of the Iron and Steel Society. The Board nominated Ian to serve as a director because of his executive management experience and experience with growing companies in an efficient and cost-effective manner.

On November 15, 2018, effective immediately, the Board appointed Mr. Sadler to Chairman of the Compensation Committee and member of the Audit Committee, having previously determined that he satisfies all applicable requirements to serve on such Committees.

Courtenay Taplin – Independent Director

Courtenay Taplin, age 69, brings over 40 years of experience of sourcing and supplying iron ore, coke and metallurgical coal to the steel industry to assist and advise American Resources with their supply chain, logistics, and customer strategy. He has a vast knowledge of both the global and domestic marketplace where he works with both suppliers and consumers. Mr. Taplin currently manages his own company as Managing Director of Compass Point Resources, LLC which he founded in 2007. His prior experience includes Crown Coal & Coke Company and Pickands Mather & Company out of Cleveland, OH. Mr. Taplin attended Hobart College and received his degree from Case Western Reserve University. The Board nominated Courtenay to serve as a director because of his experience and relationships in the raw materials and coking sector and his experience in managing growing businesses.

On November 15, 2018, effective immediately, the Board appointed Mr. Taplin as Member of the Audit Committee, having previously determined that he satisfies all applicable requirements to serve on such Committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESOURCES CORPORATION

Date November 15, 2018	By:	/s/ Mark C. Jensen
Name: Mark C. Jensen
Title: CEO/Chairman of the Board